Exhibit 99.1

Investar Holding Corporation Announces Merger with Wichita Falls Bancshares, Inc.

and $32.5 Million Capital Raise

BATON ROUGE, LA (July 1, 2025) – Investar Holding Corporation (“Investar”) (NASDAQ:ISTR), the holding company for Investar Bank, N.A., and Wichita Falls Bancshares, Inc. (“Wichita Falls”), the holding company for First National Bank, Wichita Falls, Texas, jointly announced today that they have entered into a definitive agreement pursuant to which Investar will acquire Wichita Falls for cash and stock consideration. In connection with the proposed acquisition, Investar also announced today a private placement of $32.5 million of its newly designated 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock.

Wichita Falls Transaction

Headquartered in Wichita Falls, Texas, Wichita Falls’ wholly-owned subsidiary, First National Bank, operates seven branches and two mortgage offices in north Texas and had approximately $1.5 billion in assets at March 31, 2025. First National Bank, chartered in 1986, operates as a full-service community bank, providing banking solutions including personal and business checking accounts, savings accounts, certificates of deposit, personal and business loans, and mortgage solutions and services. Additionally, the bank offers online and mobile banking platforms. First National Bank serves small business owners, taxing authorities, cities, counties, school districts, water districts, hospital districts, and government entities.

Dr. David Flack, President of Wichita Falls said, "The merger of First National Bank and Investar Bank brings together two banks that share a common tradition, culture and commitment to community banking. This merger will allow us to bring new products and services to our customers while keeping the same banking locations and trusted local bankers. We believe this merger creates more long-term value for our customers, communities and shareholders."

Stan Pinkham, President & Chief Executive Officer of First National Bank stated, “This merger provides a great opportunity to enhance strategic synergies through combined resources, and to build greater shareholder value. Aligning with Investar creates a combined bank with over $4 billion in assets, resulting in a larger lending capacity and enhanced services to our customers.”

For Investar, the merger represents the continued execution of its multi-state expansion strategy with its second acquisition in Texas and first in the north Dallas market, further bolstering its geographic footprint within Texas and positioning the Bank to continue to build on its existing record of growth and client service under the leadership of its current management team. For First National Bank, the transaction is expected to provide the benefits of additional financial strength and the expanded resources of a larger banking enterprise. Although First National Bank will transition to the Investar Bank name, experienced bank staff is expected to remain substantially intact, continuing to provide exemplary and personal service to its growing customer base.

“Today marks a pivotal moment in the history of Investar Bank and a defining milestone for our company,” said John D’Angelo, President and Chief Executive Officer of Investar. “This is a water-shed moment for our bank and our shareholders. This is more than a strategic move; it’s a powerful alignment of values and purpose. Our partner came from humble beginnings as did Investar. Although the banks began in different geographies and times, our shared vision is representative of the gap that larger institutions left in our markets. We responded by delivering true community banking. The most attractive thing to me about this partnership is the combined company focus and commitment to excellent service where employees know their customers by name, and service is personal, not transactional. First National Bank, its employees, leadership, and the board are united with us in building something exceptional. Together, we look forward to creating an even stronger, customer-focused community bank.”

The definitive agreement has been unanimously approved by the boards of directors of Investar and Wichita Falls, and the closing of the transaction, which is expected to occur in the fourth quarter of 2025, is subject to customary conditions, including shareholder and regulatory approvals. The definitive agreement provides that upon the closing of the transaction, Wichita Falls shareholders will be entitled to receive an aggregate of 3,955,334 shares of Investar common stock, and cash consideration of $7.2 million, in exchange for their shares, subject to adjustment under certain circumstances. Based on the closing price of $19.32 for Investar common stock on June 30, 2025, the transaction would result in aggregate consideration of approximately $83.6 million, or $134.67 per share of Wichita Falls common stock.

Janney Montgomery Scott LLC acted as financial advisor, and Fenimore Kay Harrison LLP served as legal counsel, to Investar on the merger transaction. Bradley Arant Boult Cummings LLP served as legal counsel, and Olsen Palmer LLC served as financial advisor, to Wichita Falls.

Private Placement of Series A Preferred Stock

Investar also announced today that it has entered into binding purchase agreements in a private placement of 32,500 shares of its newly designated 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Series A preferred stock”) with selected institutional and other accredited investors at a price of $1,000 per share, for aggregate gross proceeds of $32.5 million. Investar estimates the net proceeds of the private placement will be approximately $30.4 million, after deducting placement agent fees and other offering-related expenses. Dividends are payable on the Series A preferred stock from the date of issuance at a rate of 6.5% per annum, quarterly in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2025, when, as, and if declared by the board of directors of Investar. Shares of Series A preferred stock are convertible in whole or in part at any time and from time to time by the holders, and under certain circumstances by Investar beginning July 1, 2028, at a conversion rate of 47.619 shares of Investar common stock for each converted share of Series A preferred stock, subject to certain adjustments and satisfaction or waiver of certain conditions. In addition, shares of Series A preferred stock are subject to redemption at a price equal to $1,000 per share, plus all declared and unpaid dividends thereon (without regard to, or accumulation of, any undeclared dividends), in whole or in part by Investar on any dividend payment date, beginning July 1, 2030, and in whole any time upon the occurrence of certain events and subject to satisfaction or waiver of certain conditions. The Series A preferred stock is not subject to redemption at the option of the holders. The Series A preferred stock is intended to qualify as additional tier 1 capital for regulatory capital purposes. Holders of the Series A preferred stock will have no voting rights, except with respect to certain changes in the terms of the Series A preferred stock, certain fundamental business transactions and as otherwise required by applicable law. The Series A preferred stock will rank senior to Investar’s common stock and each other series of preferred stock or capital stock that Investar may issue in the future the terms of which do not express provide that such series will rank on a parity with or senior to the Series A preferred stock as to dividend rights or rights on liquidation, winding-up or dissolution.

Investar has also agreed to take steps following the closing of the private placement to register with the United States Securities and Exchange Commission (the “SEC”) the resale of the Investar common stock issuable upon conversion of the Series A preferred stock. Additional information regarding the Series A preferred stock will be included in a Current Report on Form 8-K to be filed with the SEC.

Investar intends to use the net proceeds from the offering to support the acquisition of Wichita Falls and for general corporate purposes, including organic growth and other potential acquisitions.

Janney Montgomery Scott LLC served as lead placement agent, and Hovde Group, LLC acted as co-placement agent for the private placement. Fenimore Kay Harrison LLP served as legal counsel to Investar, and Jones Walker LLP served as legal counsel to the placement agents, for the offering.

About Investar Holding Corporation

Investar, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, National Association. Investar Bank currently operates 29 branch locations serving south Louisiana, southeast Texas, and southwest Alabama. At March 31, 2025, Investar had 329 full-time equivalent employees and total assets of approximately $2.7 billion.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Investar cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to: statements about the benefits of the proposed merger involving Investar and Wichita Falls, including future financial and operating results; statements about Investar’s plans, objectives, expectations and intentions; statements about the expected timing of completion of the proposed merger; and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that Investar may be unable to obtain governmental and regulatory approvals required to consummate the proposed merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the proposed merger may not be fully realized or may take longer to realize than expected; (vii) disruption from the proposed merger making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) other factors which Investar discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement and Investar undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Investar intends to file with the SEC a registration statement on Form S-4 (the “Form S-4”) that will include a joint proxy statement of Investar and Wichita Falls and a prospectus of Investar with respect to the shares of Investar common stock to be issued in the proposed merger (the “proxy statement/prospectus”). Investar may also file other relevant documents with the SEC regarding the proposed merger. This document is not a substitute for the Form S-4 or proxy statement/prospectus or any other document that Investar may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of each of Investar and Wichita Falls. Investors and security holders are urged to read the Form S-4, the proxy statement/prospectus and any other relevant documents that may be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety if and when they become available because they contain or will contain important information about the proposed merger. Investors and security holders will be able to obtain free copies of the Form S-4 and the proxy statement/prospectus (if and when available) and other documents containing important information about Investar, Wichita Falls and the proposed merger, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished to, the SEC by Investar will be available free of charge in the “Investor Relations” section of Investar’s website at www.investarbank.com. The information included on, or accessible through, Investar’s website is not incorporated by reference into this communication.

Participants in the Solicitation

Investar and Wichita Falls and their respective directors and officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed merger. Information about Investar’s directors and executive officers and their ownership of Investar’s securities is set forth in Investar’s filings with the SEC, including its most recent Annual Report on Form 10-K filed with the SEC. To the extent that holdings of Investar’s securities have changed since the amounts printed in most recent Annual Report on Form 10-K filed with the SEC, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

The information contained in this press release is not an offer to sell or the solicitation of an offer to buy any securities of Investar. The Series A preferred stock and the shares of Investar common stock issuable upon the conversion of the Series A preferred stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

For further information contact:

Investar Holding Corporation

John Campbell

Executive Vice President and Chief Financial Officer

(225) 227-2215

John.Campbell@investarbank.com